Exhibit 99.1

SUNGARD
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.
AND SUBSIDIARIES

PART I. FINANCIAL INFORMATION

These financial statements have been extracted from the Quarterly Report on Form 10-Q (“Report”) of SunGard for the period ended September 30, 2015, which is a combined quarterly report that was filed separately by three registrants: SunGard and its subsidiaries, SunGard Capital Corp. II (“SCCII”) and SunGard Data Systems Inc. (“SDS”). SunGard and SCCII are collectively referred to as the “Parent Companies.” Unless the context indicates otherwise, any reference herein to the “Company,” “we,” “us” and “our” refer to the Parent Companies together with their direct and indirect subsidiaries, including SDS.

ITEM 1. FINANCIAL STATEMENTS
SunGard
Condensed Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31, 2014	September 30, 2015
Assets
Current:
Cash and cash equivalents	$447	$591
Trade receivables, less allowance for doubtful accounts of $22 and $21	572	439
Earned but unbilled receivables	114	108
Prepaid expenses and other current assets	116	149
Assets held for sale	—	24
Total current assets	1,249	1,311
Property and equipment, less accumulated depreciation of $414 and $428	152	142
Software products, less accumulated amortization of $1,754 and $1,756	224	210
Customer base, less accumulated amortization of $531 and $553	360	321
Other assets, less accumulated amortization of $22 and $23	94	69
Trade name	672	672
Goodwill	3,760	3,733
Total Assets	$6,511	$6,458
Liabilities and Equity
Current:
Accounts payable	$21	$7
Accrued compensation and benefits	227	183
Accrued interest expense	30	68
Other accrued expenses	131	124
Deferred revenue	589	507
Liabilities related to assets held for sale	—	8
Total current liabilities	998	897
Long-term debt	4,669	4,669
Deferred and other income taxes	616	618
Other long-term liabilities	39	27
Total liabilities	6,322	6,211
Commitments and contingencies
Noncontrolling interest in preferred stock of SCCII subject to a put option	37	44
Class L common stock subject to a put option	57	63
Class A common stock subject to a put option	3	3
Stockholders’ equity:
Class L common stock, convertible, par value $.001 per share; cumulative 13.5% per annum, compounded quarterly; aggregate liquidation preference of $8,064 million and $8,952 million; 50,000,000 shares authorized, 29,062,421 and 29,107,221 shares issued	—	—
Class A common stock, par value $.001 per share; 550,000,000 shares authorized, 261,565,118 and 261,965,007 shares issued	—	—
Capital in excess of par value	2,674	2,612
Treasury stock, 442,460 and 11,252 shares of Class L common stock; and 3,985,453 and 101,268 shares of Class A common stock	(38)	(1)
Accumulated deficit	(3,902)	(3,921)
Accumulated other comprehensive income (loss)	(132)	(190)
Total SunGard stockholders’ equity (deficit)	(1,398)	(1,500)
Non-controlling interest in preferred stock of SCCII	1,490	1,637
Total equity	92	137
Total Liabilities and Equity	$6,511	$6,458
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$691	$702	$2,017	$2,060
Costs and expenses:
Cost of sales and direct operating (excluding items described in Note 1)	280	282	822	833
Sales, marketing and administration	167	163	493	476
Product development and maintenance	91	83	287	256
Depreciation	28	31	79	87
Amortization of acquisition-related intangible assets	30	23	114	65
Trade name impairment charge	—	—	339	—
Total costs and expenses	596	582	2,134	1,717
Operating income (loss)	95	120	(117)	343
Other income (expense):
Interest income	—	1	1	2
Interest expense and amortization of deferred financing fees	(73)	(73)	(220)	(215)
Loss on extinguishment of debt	—	—	(61)	—
Other income (expense)	—	—	—	1
Other income (expense)	(73)	(72)	(280)	(212)
Income (loss) from continuing operations before income taxes	22	48	(397)	131
Benefit from (provision for) income taxes	(11)	17	88	(7)
Income (loss) from continuing operations	11	65	(309)	124
Income (loss) from discontinued operations, net of tax	—	2	(17)	4
Net income (loss)	11	67	(326)	128
Income attributable to the non-controlling interest	(42)	(60)	(132)	(147)
Net income (loss) attributable to SunGard	(31)	7	(458)	(19)
Other comprehensive income (loss):
Foreign currency translation, net	(56)	(13)	(35)	(52)
Unrealized gain (loss) on derivative instruments, net of tax	2	(3)	—	(6)
Other comprehensive income (loss), net of tax	(54)	(16)	(35)	(58)
Comprehensive income (loss)	(43)	51	(361)	70
Comprehensive (income) loss attributable to the non-controlling interest	(42)	(60)	(132)	(147)
Comprehensive income (loss) attributable to SunGard	$(85)	$(9)	$(493)	$(77)
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2015
Cash flow from operations:
Net income (loss)	$(326)	$128
Income (loss) from discontinued operations	(17)	4
Income (loss) from continuing operations	(309)	124
Reconciliation of income (loss) from continuing operations to cash flow from (used in) operations:
Depreciation and amortization	193	152
Trade name impairment charge	339	—
Deferred income tax provision (benefit)	(105)	(20)
Stock compensation expense	33	36
Amortization of deferred financing costs and debt discount	14	12
Loss on extinguishment of debt	61	—
Other non-cash items	—	(1)
Excess income tax benefit from equity compensation	—	(7)
Changes in working capital:
Accounts receivable and other current assets	123	124
Accounts payable and accrued expenses	(80)	(68)
Accrued interest	34	38
Accrued income taxes	(7)	4
Deferred revenue	(74)	(71)
Cash flow from (used in) continuing operations	222	323
Cash flow from (used in) discontinued operations	34	—
Cash flow from (used in) operations	256	323
Investment activities:
Cash paid for acquired businesses, net of cash acquired	(4)	(25)
Additions to property and equipment, and software	(52)	(41)
Additions to capitalized software	(46)	(44)
Other investing activities	—	1
Cash provided by (used in) continuing operations	(102)	(109)
Cash provided by (used in) discontinued operations	7	1
Cash provided by (used in) investment activities	(95)	(108)
Financing activities:
Cash received from borrowings, net of fees	(7)	—
Cash used to repay debt	(1,324)	(1)
Excess income tax benefit from equity compensation	—	7
Cash used to purchase treasury stock	(7)	(56)
Other financing activities	(11)	(4)
Cash provided by (used in) continuing operations	(1,349)	(54)
Cash provided by (used in) discontinued operations	887	—
Cash provided by (used in) financing activities	(462)	(54)
Effect of exchange rate changes on cash	(9)	(13)
Increase (decrease) in cash and cash equivalents	(310)	148
Beginning cash and cash equivalents, including cash of discontinued operations: 2014, $31; 2015, $0	706	447
Ending cash and cash equivalents, including cash held for sale: 2014, $0; 2015, $4	$396	$595
Supplemental information:
Interest paid	$195	$164
Income taxes paid, net of refunds of $17 million and $21 million, respectively	$32	$23
Non-cash financing activities:
Distribution of net assets of SpinCo (See Note 1)	$229	$—
Receipt of SpinCo Notes in connection with the AS Split-Off (See Note 1)	$425	$—
Exchange of SpinCo Notes for SDS Notes	$389	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Capital Corp. II
Condensed Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31, 2014	September 30, 2015
Assets
Current:
Cash and cash equivalents	$447	$591
Trade receivables, less allowance for doubtful accounts of $22 and $21	572	439
Earned but unbilled receivables	114	108
Prepaid expenses and other current assets	116	149
Assets held for sale	—	24
Total current assets	1,249	1,311
Property and equipment, less accumulated depreciation of $414 and $428	152	142
Software products, less accumulated amortization of $1,754 and $1,756	224	210
Customer base, less accumulated amortization of $531 and $553	360	321
Other assets, less accumulated amortization of $22 and $23	94	69
Trade name	672	672
Goodwill	3,760	3,733
Total Assets	$6,511	$6,458
Liabilities and Equity
Current:
Accounts payable	$21	$7
Accrued compensation and benefits	227	183
Accrued interest expense	30	68
Other accrued expenses	127	118
Deferred revenue	589	507
Liabilities related to assets held for sale	—	8
Total current liabilities	994	891
Long-term debt	4,669	4,669
Deferred and other income taxes	616	618
Other long-term liabilities	32	26
Total liabilities	6,311	6,204
Commitments and contingencies
Preferred stock subject to a put option	31	30
Stockholders’ equity:
Preferred stock, par value $.001 per share; cumulative 11.5% per annum, compounded quarterly; aggregate liquidation preference of $1,498 million and $1,639 million; 14,999,000 shares authorized, 10,060,069 and 10,064,615 shares issued	—	—
Common stock, par value $.001 per share; 1,000 shares authorized, 100 shares issued and outstanding	—	—
Capital in excess of par value	3,519	3,485
Treasury stock, 2,516,374 and 2,395,453 preferred shares	(280)	(261)
Accumulated deficit	(2,939)	(2,811)
Accumulated other comprehensive income (loss)	(132)	(190)
Total stockholder’s equity	168	223
Non-controlling interest	1	1
Total Equity	169	224
Total Liabilities and Equity	$6,511	$6,458
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Capital Corp. II
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$691	$702	$2,017	$2,060
Costs and expenses:
Cost of sales and direct operating (excluding items described in Note 1)	280	282	822	833
Sales, marketing and administration	167	163	493	476
Product development and maintenance	91	83	287	256
Depreciation	28	31	79	87
Amortization of acquisition-related intangible assets	30	23	114	65
Trade name impairment charge	—	—	339	—
Total costs and expenses	596	582	2,134	1,717
Operating income (loss)	95	120	(117)	343
Other income (expense):
Interest income	—	1	1	2
Interest expense and amortization of deferred financing fees	(73)	(73)	(220)	(215)
Loss on extinguishment of debt	—	—	(61)	—
Other income (expense)	—	—	—	1
Other income (expense)	(73)	(72)	(280)	(212)
Income (loss) from continuing operations before income taxes	22	48	(397)	131
Benefit from (provision for) income taxes	(11)	17	88	(7)
Income (loss) from continuing operations	11	65	(309)	124
Income (loss) from discontinued operations, net of tax	—	2	(17)	4
Net income (loss)	11	67	(326)	128
Other comprehensive income (loss):
Foreign currency translation, net	(56)	(13)	(35)	(52)
Unrealized gain (loss) on derivative instruments, net of tax	2	(3)	—	(6)
Other comprehensive income (loss)	(54)	(16)	(35)	(58)
Comprehensive income (loss)	$(43)	$51	$(361)	$70
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Capital Corp. II
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2015
Cash flow from operations:
Net income (loss)	$(326)	$128
Income (loss) from discontinued operations	(17)	4
Income (loss) from continuing operations	(309)	124
Reconciliation of income (loss) from continuing operations to cash flow from (used in) operations:
Depreciation and amortization	193	152
Trade name impairment charge	339	—
Deferred income tax provision (benefit)	(105)	(20)
Stock compensation expense	33	36
Amortization of deferred financing costs and debt discount	14	12
Loss on extinguishment of debt	61	—
Other non-cash items	—	(1)
Excess income tax benefit from equity compensation	—	(7)
Changes in working capital:
Accounts receivable and other current assets	123	124
Accounts payable and accrued expenses	(80)	(68)
Accrued interest	34	38
Accrued income taxes	(7)	4
Deferred revenue	(74)	(71)
Cash flow from (used in) continuing operations	222	323
Cash flow from (used in) discontinued operations	34	—
Cash flow from (used in) operations	256	323
Investment activities:
Cash paid for acquired businesses, net of cash acquired	(4)	(25)
Additions to property and equipment, and software	(52)	(41)
Additions to capitalized software	(46)	(44)
Other investing activities	—	1
Cash provided by (used in) continuing operations	(102)	(109)
Cash provided by (used in) discontinued operations	7	1
Cash provided by (used in) investment activities	(95)	(108)
Financing activities:
Cash received from borrowings, net of fees	(7)	—
Cash used to repay debt	(1,324)	(1)
Excess income tax benefit from equity compensation	—	7
Cash used to purchase treasury stock	(3)	(20)
Other financing activities	(15)	(40)
Cash provided by (used in) continuing operations	(1,349)	(54)
Cash provided by (used in) discontinued operations	887	—
Cash provided by (used in) financing activities	(462)	(54)
Effect of exchange rate changes on cash	(9)	(13)
Increase (decrease) in cash and cash equivalents	(310)	148
Beginning cash and cash equivalents, including cash of discontinued operations: 2014, $31; 2015, $0	706	447
Ending cash and cash equivalents, including cash held for sale: 2014, $0; 2015, $4	$396	$595
Supplemental information:
Interest paid	$195	$164
Income taxes paid, net of refunds of $17 million and $21 million, respectively	$32	$23
Non-cash financing activities:
Distribution of net assets of SpinCo (See Note 1)	$229	$—
Receipt of SpinCo Notes in connection with the AS Split-Off (See Note 1)	$425	$—
Exchange of SpinCo Notes for SDS Notes	$389	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Data Systems Inc.
Condensed Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31, 2014	September 30, 2015
Assets
Current:
Cash and cash equivalents	$447	$591
Trade receivables, less allowance for doubtful accounts of $22 and $21	572	439
Earned but unbilled receivables	114	108
Prepaid expenses and other current assets	112	145
Assets held for sale	—	24
Total current assets	1,245	1,307
Property and equipment, less accumulated depreciation of $414 and $428	152	142
Software products, less accumulated amortization of $1,754 and $1,756	224	210
Customer base, less accumulated amortization of $531 and $553	360	321
Other assets, less accumulated amortization of $22 and $23	94	69
Trade name	672	672
Goodwill	3,760	3,733
Total Assets	$6,507	$6,454
Liabilities and Equity
Current:
Accounts payable	$21	$7
Accrued compensation and benefits	227	183
Accrued interest expense	30	68
Other accrued expenses	127	123
Deferred revenue	589	507
Liabilities related to assets held for sale	—	8
Total current liabilities	994	896
Long-term debt	4,669	4,669
Deferred and other income taxes	608	609
Other long-term liabilities	31	26
Total liabilities	6,302	6,200
Commitments and contingencies
Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and outstanding	—	—
Capital in excess of par value	3,380	3,359
Accumulated deficit	(3,044)	(2,916)
Accumulated other comprehensive income (loss)	(132)	(190)
Total stockholder’s equity	204	253
Non-controlling interest	1	1
Total Equity	205	254
Total Liabilities and Equity	$6,507	$6,454
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Data Systems Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$691	$702	$2,017	$2,060
Costs and expenses:
Cost of sales and direct operating (excluding items described in Note 1)	280	282	822	833
Sales, marketing and administration	167	163	493	476
Product development and maintenance	91	83	287	256
Depreciation	28	31	79	87
Amortization of acquisition-related intangible assets	30	23	114	65
Trade name impairment charge	—	—	339	—
Total costs and expenses	596	582	2,134	1,717
Operating income (loss)	95	120	(117)	343
Other income (expense):
Interest income	—	1	1	2
Interest expense and amortization of deferred financing fees	(73)	(73)	(220)	(215)
Loss on extinguishment of debt	—	—	(61)	—
Other income (expense)	—	—	—	1
Other income (expense)	(73)	(72)	(280)	(212)
Income (loss) from continuing operations before income taxes	22	48	(397)	131
Benefit from (provision for) income taxes	(11)	17	88	(7)
Income (loss) from continuing operations	11	65	(309)	124
Income (loss) from discontinued operations, net of tax	—	2	(17)	4
Net income (loss)	11	67	(326)	128
Other comprehensive income (loss):
Foreign currency translation, net	(56)	(13)	(35)	(52)
Unrealized gain (loss) on derivative instruments, net of tax	2	(3)	—	(6)
Other comprehensive income (loss)	(54)	(16)	(35)	(58)
Comprehensive income (loss)	$(43)	$51	$(361)	$70
The accompanying notes are an integral part of these condensed consolidated financial statements.

SunGard Data Systems Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2015
Cash flow from operations:
Net income (loss)	$(326)	$128
Income (loss) from discontinued operations	(17)	4
Income (loss) from continuing operations	(309)	124
Reconciliation of income (loss) from continuing operations to cash flow from (used in) operations:
Depreciation and amortization	193	152
Trade name impairment charge	339	—
Deferred income tax provision (benefit)	(105)	(20)
Stock compensation expense	33	36
Amortization of deferred financing costs and debt discount	14	12
Loss on extinguishment of debt	61	—
Other non-cash items	—	(1)
Excess income tax benefit from equity compensation	—	(7)
Changes in working capital:
Accounts receivable and other current assets	123	124
Accounts payable and accrued expenses	(80)	(68)
Accrued interest	34	38
Accrued income taxes	(7)	4
Deferred revenue	(74)	(71)
Cash flow from (used in) continuing operations	222	323
Cash flow from (used in) discontinued operations	34	—
Cash flow from (used in) operations	256	323
Investment activities:
Cash paid for acquired businesses, net of cash acquired	(4)	(25)
Additions to property and equipment, and software	(52)	(41)
Additions to capitalized software	(46)	(44)
Other investing activities	—	1
Cash provided by (used in) continuing operations	(102)	(109)
Cash provided by (used in) discontinued operations	7	1
Cash provided by (used in) investment activities	(95)	(108)
Financing activities:
Cash received from borrowings, net of fees	(7)	—
Cash used to repay debt	(1,324)	(1)
Excess income tax benefit from equity compensation	—	7
Other financing activities	(18)	(60)
Cash provided by (used in) continuing operations	(1,349)	(54)
Cash provided by (used in) discontinued operations	887	—
Cash provided by (used in) financing activities	(462)	(54)
Effect of exchange rate changes on cash	(9)	(13)
Increase (decrease) in cash and cash equivalents	(310)	148
Beginning cash and cash equivalents, including cash of discontinued operations: 2014, $31; 2015, $0	706	447
Ending cash and cash equivalents, including cash held for sale: 2014, $0; 2015, $4	$396	$595
Supplemental information:
Interest paid	$195	$164
Income taxes paid, net of refunds of $17 million and $21 million, respectively	$32	$23
Non-cash Financing activities:
Distribution of net assets of SpinCo (See Note 1)	$233	$—
Receipt of SpinCo Notes in connection with the AS Split-Off (See Note 1)	$425	$—
Exchange of SpinCo Notes for SDS Notes	$389	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

SUNGARD
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation:

SunGard (the “Company”), which was formerly named SunGard Capital Corp., is one of the world’s leading software and technology services companies and has two reportable segments: Financial Systems (“FS”) and Public Sector & Education (“PS&E”). The condensed consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

SunGard Data Systems, a wholly-owned subsidiary of SunGard, (“SDS”) was acquired on August 11, 2005 in a leveraged buy-out (the “LBO”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).

SDS is a wholly-owned, direct subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard. All four of these companies were formed for the purpose of facilitating the LBO and are collectively referred to as the “Holding Companies.” SunGard, SCCII and SDS are separate reporting companies and, together with their direct and indirect subsidiaries, are collectively referred to as the “Company.” The Holding Companies have no other operations beyond those of their ownership of SDS.

On August 12, 2015, the Company and SCCII entered into an Agreement and Plan of Merger (“Merger Agreement”) with Fidelity National Information Services, Inc., a Georgia corporation (“FIS”) and other parties named therein. Under the terms of the Merger Agreement, FIS will acquire 100 percent of the equity of SunGard as well as assume $4.7 billion of debt representing an unaffected enterprise value of $9.1 billion. At closing, SunGard shareholders will receive an aggregate of 44,663,899 shares of common stock of FIS and $2,288,700,000 in cash, subject to certain adjustments and less the number of FIS shares representing unvested RSUs of SunGard that will be converted into RSUs of FIS at the closing. In addition, FIS will also assume, repay or refinance all of SunGard’s outstanding debt, totaling approximately $4.7 billion. The transaction is subject to certain customary closing conditions, including the approval by the stockholders of SunGard.

On March 31, 2014, the Company completed the split-off of its Availability Services (“AS”) business to its existing preferred stockholders, including its private equity owners, on a tax-free and pro-rata basis. As part of that transaction, the assets and liabilities of the AS business were contributed to a new subsidiary, and then SDS transferred all of its ownership interests in that subsidiary to Sungard Availability Services Capital, Inc. (“SpinCo”) in exchange for common stock of SpinCo, approximately $425 million of SpinCo senior notes (“SpinCo Notes”), and $1,005 million of net cash proceeds from the issuance of an AS term loan facility (“SpinCo Term Loan”). Immediately after these transactions, SDS distributed the common stock of SpinCo through SDS’ ownership chain ultimately to SCCII, and then all stockholders of preferred stock of SCCII exchanged a portion of their shares of preferred stock for all of the shares of common stock of SpinCo on a pro-rata basis (together, with the transactions described above, the “AS Split-Off”).

The AS business, which was split-off on March 31, 2014, and two small FS businesses, which were sold on January 31, 2014, have been included in our financial results as discontinued operations for all periods presented.

The accompanying interim consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistent in all material respects with those applied in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Interim financial reporting does not include all of the information and footnotes required by GAAP for annual financial statements. The interim financial information is unaudited, but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments necessary to provide a fair statement of results for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

The Condensed Consolidated Statement of Comprehensive Income (Loss) for the three and nine months ended September 30, 2014 has been revised to present stock compensation expense and developer time spent on customer billable professional services projects in the correct functional expense categories. Refer to Note 2 for additional details.

All of the previously-issued interim financial statements included in Quarterly Reports on Form 10-Q for 2014 included an error in the Condensed Consolidated Statements of Comprehensive Income (Loss) related to the removal of the cumulative foreign currency translation loss associated with the AS businesses that were split-off on March 31, 2014. The removal of the cumulative foreign currency translation loss was reflected in both the Condensed Consolidated Statements of Comprehensive Income (Loss) and the rollforwards of stockholders’ equity included in the notes to the condensed consolidated financial statements in each of the Quarterly Reports. However, the inclusion of this item in the 2014 Condensed Consolidated Statements of Comprehensive Income (Loss) was not appropriate since it relates to the distribution of the AS businesses to the Company’s owners and should have been excluded from the 2014 Other Comprehensive Income according to GAAP. Management does not believe the error is material to any of the previously-issued financial statements. The table below shows the impact of the correction of this error for the three and nine months ended September 30, 2014. The following table presents the amounts as originally reported and as revised for each of SunGard, SCCII and SDS (in millions):

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	As Reported	As Revised	As Reported	As Revised
Other comprehensive income (loss)	$(47)	$(54)	$(110)	$(35)
Comprehensive income (loss)	(36)	(43)	(436)	(361)
Comprehensive income (loss) attributable to SunGard	(78)	(85)	(568)	(493)

Cost of Sales and Direct Operating

Cost of sales and direct operating represents the cost of providing the Company’s software and services offerings to customers and excludes depreciation, amortization and the cost of maintenance.

Recent Accounting Pronouncements

Recently Adopted

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Auditing Standards Update (“ASU”) 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” that changes the criteria for reporting a discontinued operation. According to the new guidance, only disposals of a component that represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results is a discontinued operation. The new guidance also requires expanded disclosures about discontinued operations and disposals of a significant part of an entity that does not qualify for discontinued operations reporting. ASU 2014-08 was effective beginning January 1, 2015, but only for disposals (or classifications as held for sale) that have not been reported in previously-issued financial statements. ASU 2014-08 will affect how the Company identifies and presents discontinued operations in the consolidated financial statements.

Recently Issued

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which outlines a comprehensive revenue recognition model and supersedes most current revenue recognition guidance. This new guidance establishes a five step process that companies must use in order to recognize revenue properly. Those five steps are: (i) identifying contract(s) with a customer, (ii) identifying the performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the performance obligations in the contract, and (v) recognizing revenue when (or as) the entity satisfies a performance obligation. The new ASU will affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. ASU 2014-09 was to be effective for the Company starting in the first quarter of fiscal 2017. However, in July 2015, the FASB voted to defer the effective date of the new revenue standard by one year, and to permit entities to adopt one year earlier if they choose (i.e., the original effective date). ASU 2014-09 allows for two methods of adoption: (a) “full retrospective” adoption, meaning the standard is applied to all periods presented, or (b) “modified retrospective” adoption, meaning the cumulative effect of applying ASU 2014-09 is recognized as an adjustment to the opening retained earnings balance. The Company is in the process of determining the date of adoption, the adoption method as well as the effects the adoption of ASU 2014-09 will have on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” in conjunction with their initiative to reduce complexity in accounting standards. This new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with presentation of a debt discount. The new standard is limited to the presentation of debt issuance costs and will not affect the recognition and measurement of debt issuance costs. In August 2015, the FASB issued ASU 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements.” ASU 2015-15 clarifies ASU 2015-03 by allowing the presentation of debt issuance costs related to a line-of-credit to be recorded as an asset instead of as a direct deduction of the carrying amount of the debt liability as required by ASU 2015-03, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-03 will be effective for the Company for the fiscal year beginning after December 15, 2015 and within those fiscal years with early adoption permitted. The adoption of ASU 2015-03 is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement.” Under the new standard, customers will apply the same criteria as vendors to determine whether a cloud computing arrangement contains a software license or is solely a service contract. For public companies, the new standard is effective for annual periods, including interim periods, beginning after December 15, 2015. The adoption of ASU 2015-05 is not expected to have a material impact on the Company’s consolidated financial statements.

In September 2015, the FASB issued ASU-2015-16 “Business Combination: Simplifying the Accounting for Measurement-Period Adjustments.” The new guidance eliminates the requirement to make retrospective adjustments and revise comparative information from prior periods when new information is obtained about facts and circumstances that existed as of the acquisition date. Instead, the acquiring entity is required to record adjustments in the reporting period they are determined. For public companies, the new standard is effective for annual periods, including interim periods, beginning after December 15, 2015. The adoption of ASU 2015-16 is not expected to have a material impact on the Company’s consolidated financial statements.

2. Expense Classification:

Effective December 31, 2014, within the Condensed Consolidated Statements of Comprehensive Income (Loss), the Company revised its presentation of stock compensation expense. Formerly, the Company presented this expense entirely within sales, marketing and administration expense. The Company’s revised presentation allocates these costs to the appropriate functional areas. Further, the Company has revised its presentation of the costs for developer time spent on customer billable professional services projects. Formerly, the Company presented this expense within product development and maintenance expense. The Company’s revised presentation records these amounts to cost of sales and direct operating. There was no impact on total reported costs and expenses for any period as a result of the changes. Management does not believe these revisions are material to the previously issued financial statements.

The impact of these items within the functional areas for the three and nine months ended September 30, 2014 is as follows (in millions):

	Three Months Ended September 30, 2014
	As reported	Revised presentation of stock compensation expense	Revised presentation of developer time spent on professional services projects	As presented in the statement of comprehensive income (loss)
Cost of sales and direct operating (See Note 1)	$271	$3	$6	$280
Sales, marketing and administration	171	(4)	—	167
Product development and maintenance	96	1	(6)	91
Total functional expenses	$538	$—	$—	$538

	Nine Months Ended September 30, 2014
	As reported	Revised presentation of stock compensation expense	Revised presentation of developer time spent on professional services projects	As presented in the statement of comprehensive income (loss)
Cost of sales and direct operating (See Note 1)	$799	$6	$17	$822
Sales, marketing and administration	503	(10)	—	493
Product development and maintenance	300	4	(17)	287
Total functional expenses	$1,602	$—	$—	$1,602

3. Acquisitions and Discontinued Operations:

Acquisitions

During March 2015, the Company completed one acquisition in its FS segment, and in June 2015, the Company completed one acquisition in its PS&E segment. Total combined cash paid, net of cash acquired was $25 million. Below is a summary of the combined purchase price allocation (in millions):

Nine months ended September 30,
2015
Acquired businesses:
Software products	$10
Customer base	6
Goodwill	16
Other intangible assets	2
Deferred income taxes	(6)
Purchase price obligations and debt assumed	(1)
Net current assets (liabilities) assumed	(2)

Cash paid for acquired business	$25

The acquisitions discussed above for March and June of 2015 were not material to the Company’s operations, financial position, or cash flows.

Discontinued Operations

On January 31, 2014, the Company completed the sale of two small businesses within the FS segment in exchange for €27 million paid at closing, €9 million to be paid no later than March 2016 (“deferred purchase price”) which is included in trade receivables and €2 million to be paid upon the successful assignment of certain customer contracts. The deferred purchase price is unconditional and is secured by a bank guarantee. During the first quarter of 2015, the Company successfully assigned certain of these customer contracts and recognized a $2 million gain in discontinued operations. Also included in discontinued operations are the results of our former AS business as a result of the AS Split-Off (see Note 1), which was completed on March 31, 2014. These businesses have been included in our financial results as discontinued operations for all periods presented.

During the third quarter of 2015, a $2 million benefit for income taxes was included in discontinued operations.

The results for discontinued operations for the three and nine months ended September 30, 2014 and 2015 were as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$—	$—	$338	$—
Operating income (loss)	—	—	(25)	—
Interest expense	—	—	(18)	—
Gain on sale of business	—	—	22	2
Income (loss) before income taxes	—	—	(21)	2
Benefit from income taxes	—	2	4	2
Income (loss) from discontinued operations	$—	$2	$(17)	$4

Assets and Liabilities Classified as Held for Sale

On October 1, 2015 the Company completed the sale of a small business within the FS segment in exchange for $12 million plus cash assumed, subject to a final working capital adjustment. During the three months ended September 30, 2015, the Company recognized a combined $3 million impairment of its customer base and software assets.

Assets held for sale and liabilities related to assets held for sale at September 30, 2015 include the following (in millions):

September 30, 2015
Cash	$4
Trade receivables, net	9
Property and equipment, net	1
Software products, net	4
Goodwill	6

Assets classified as held for sale	$24

Accrued compensation and benefits	$2
Other accrued expenses	1
Deferred revenue	5

Liabilities related to assets held for sale	$8

4. Intangible Assets and Goodwill:

Trade Name

The trade name intangible asset represents the fair value of the SunGard trade name and is an indefinite lived asset not subject to amortization. As of July 1, 2015, the Company performed its annual impairment test and determined that the fair value of the trade name exceeded its carrying value resulting in no impairment of the trade name.

The Company developed certain assumptions and estimates related to the calculation of the fair value of its trade name. The fair value assumptions and estimates primarily included projections of future revenues and growth rates, a royalty rate, a tax rate, and a discount rate. The assumptions about future revenues and growth rates are based on management’s assessment of a number of factors, including the Company’s recent performance against budget, performance in the markets that the company serves, as well as industry and general economic data from third party sources. In addition to future revenue projections, the assumed royalty rate and discount rate are critical assumptions considered in the trade name impairment test. Furthermore, to the extent that businesses are divested in the future, or projected revenues decline, the revenue supporting the trade name will decline which may result in impairment charges.

Goodwill

GAAP requires the Company to perform a goodwill impairment test annually and more frequently when negative conditions or triggering events arise. The Company completes its annual goodwill impairment test as of July 1 for each of its 10 reporting units. The Company has the option of performing an assessment of certain qualitative factors to determine if it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying value (referred to as a “step zero” test) or proceeding directly to a quantitative analysis (referred to as a “step one” test).

As a result of a 2015 re-organization impacting the makeup of its reporting units, the timing of the last step-one tests, and the evidence of an external valuation of SunGard, management chose to perform a step-one test for each SunGard reporting unit.

In these step-one tests, the estimated fair value of each reporting unit is compared to its carrying value. The Company estimated the fair values of each reporting unit by assigning an EBITDA multiple to each reporting unit (the market approach), based on an overall SunGard EBITDA multiple implied as a part of the planned acquisition of SunGard by FIS. Multiples were assigned to each reporting unit based on projected revenue and EBITDA growth, EBITDA margins, CAPEX, and other qualitative factors. The valuation for each reporting unit was based on three years of EBITDA (2014, 2015, and 2016) multiplied by the selected multiple and averaged over the three year period. If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a step-two test is required. For each reporting unit, the calculated fair value exceeded carrying value. Moreover, the reporting unit multiples as well as the overall valuation were consistent with the Company’s value implied as part of the planned acquisition of SunGard by FIS. Therefore, management determined that it was not necessary to perform any step-two tests.

Estimating the fair value of a reporting unit requires various assumptions including projections of future earnings, as well as the presumed multiple for each reporting unit. The assumptions about future earnings are based on management’s assessment of a number of factors, including the reporting unit’s recent performance against budget, performance in the market that the reporting unit serves, as well as industry and general economic data from third party sources. Changes to the underlying businesses could affect the future earnings, which in turn could affect the fair value of the reporting unit.

The following table summarizes the changes in goodwill, by segment, for the nine months ended September 30, 2015 (in millions):

	Cost			Accumulated impairment
	FS	PS&E	Subtotal	PS&E	Total
Balance at December 31, 2014	$3,433	$544	$3,977	$(217)	$3,760
2015 acquisitions	1	15	16	—	16
Effect of foreign currency translation	(36)	—	(36)	—	(36)
Transfer to assets held for sale	(6)	—	(6)	—	(6)
Other	(1)	—	(1)	—	(1)
Balance at September 30, 2015	$3,391	$559	$3,950	$(217)	$3,733

A portion of the Company’s goodwill is denominated in currencies other than the U.S. Dollar.

Intangible Asset amortization

The total expected amortization of acquisition-related intangible assets for years ended December 31 is as follows (in millions):

2015	$85
2016	69
2017	61
2018	56
2019	48

5. Accumulated Other Comprehensive Income:

The following table provides a rollforward of the components of accumulated other comprehensive loss, net of tax, for the nine months ended September 30, 2015 (in millions):

	Gains and Losses on Cash Flow Hedges	Currency Translation	Other	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2014	$(1)	$(125)	$(6)	$(132)
Other comprehensive loss before reclassifications	(18)	(52)	—	(70)
Amounts reclassified from accumulated other comprehensive income, net of tax	12	—	—	12
Net current-period other comprehensive loss	(6)	(52)	—	(58)
Balance at September 30, 2015	$(7)	$(177)	$(6)	$(190)

The following table summarizes the unrealized gains (losses) on derivative instruments, including the impact of components reclassified into net income from accumulated other comprehensive income, for the three and nine months ended September 30, 2014 and 2015 (in millions):

	Three months ended September 30,		Nine months ended September 30,		Affected Line Item in the Statement of Comprehensive Income (Loss) for Components Reclassified from OCI
Other Comprehensive Income (Loss) Components	2014	2015	2014	2015
Unrealized gain (loss) on derivative instruments	$—	$(8)	$(6)	$(18)
Loss (gain) on derivatives reclassified into income:
Interest rate contracts	3	2	6	6	Interest expense and amortization of deferred financing fees
Forward currency hedges	—	—	—	1	Cost of sales and direct operating
Total reclassified into income	3	2	6	7
Income tax benefit (expense)	(1)	3	—	5
Amounts reclassified from accumulated other comprehensive income, net of tax	2	5	6	12
Unrealized gain (loss) on derivative instruments, net of tax	$2	$(3)	$—	$(6)

6. Debt and Derivatives:

On September 30, 2015, SDS had $593 million of available borrowing capacity and $7 million of outstanding letters of credit under its $600 million revolving credit facility. In addition, there were $4 million of letters of credit outstanding at September 30, 2015 that did not impact availability under the revolving credit facilities.

The ability to make dividend payments to SunGard’s equity holders is governed by the covenants in its debt agreements. Without obtaining an amendment to those documents, SunGard’s covenants currently limit such a dividend to a total of $200 million.

Debt consisted of the following (in millions):

	December 31, 2014	September 30, 2015
Senior Secured Credit Facilities:
Secured revolving credit facility due March 8, 2018	$—	$—
Tranche C due February 28, 2017, effective interest rate of 4.44% and 4.44%	400	400
Tranche E due March 8, 2020, effective interest rate of 4.31% and 4.31%	1,918	1,918
Total Senior Secured Credit Facilities	2,318	2,318
Senior Notes due 2018 at 7.375%	511	511
Senior Notes due 2020 at 7.625%	700	700
Senior Subordinated Notes due 2019 at 6.625%	1,000	1,000
Secured Accounts Receivable Facility, at 3.16% and 3.22%	140	140
Total debt	$4,669	$4,669
Short-term borrowings and current portion of long-term debt	$—	$—
Long-term debt	4,669	4,669
Total debt	$4,669	$4,669

Future Maturities

At September 30, 2015, the contractual future maturities of debt are as follows (in millions):

Contractual Maturities
2015	$—
2016	—
2017	400
2018	511
2019	1,140
Thereafter	2,618

Total debt	$4,669

SDS uses interest rate swaps to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the Amended and Restated Credit Agreement dated as of August 11, 2005, as amended from time to time (“Credit Agreement”). Each swap agreement is designated as a cash flow hedge. SDS pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. At September 30, 2015, one-month and three-month LIBOR were 0.19% and 0.33%, respectively. The net receipt or payment from the interest rate swap agreements is included in the Condensed Consolidated Statements of Comprehensive Income (Loss) as interest expense. The interest rates in the components of the debt table above reflect the impact of the swaps.

A summary of the Company’s interest rate swaps at September 30, 2015 follows (in millions):

Inception	Maturity	Notional amount (in millions)	Weighted- average Interest rate paid	Interest rate received (LIBOR)
August-September 2012	February 2017	$400	0.69%	1-Month
June 2013	June 2019	100	1.86%	3-Month
September 2013	June 2019	100	2.26%	3-Month
February-March 2014	March 2020	300	2.27%	3-Month
Total / Weighted-Average Interest Rate		$900	1.52%

The fair values of the swap agreements at December 31, 2014 were $1 million and $5 million and were included in other assets and other accrued expenses, respectively. The fair value of the swap agreements at September 30, 2015 was $14 million and was included in other accrued expenses.

The Company has no ineffectiveness related to its swap agreements. During the next twelve months, the Company expects to reclassify approximately $8 million from accumulated other comprehensive income (loss) into earnings, specifically interest expense and amortization of deferred financing fees, related to the Company’s interest rate swaps based on the borrowing rates at September 30, 2015.

7. Fair Value Measurements:

Accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Under this guidance, the Company is required to classify certain assets and liabilities based on the following fair value hierarchy:

•	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that can be accessed at the measurement date;

•	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 – Unobservable inputs for the asset or liability.

The following table summarizes assets and liabilities measured at fair value on a recurring basis at September 30, 2015 (in millions):

		Fair Value Measures Using
	Balance Sheet Caption	Level 1	Level 2	Level 3	Total
Assets
Money market funds	Cash and cash equivalents	$134	$—	$—	$134
Currency forward contracts	Prepaid expenses and other current assets	—	1	—	1
Total		$134	$1	$—	$135
Liabilities
Interest rate swap agreements	Other accrued expenses	$—	$14	$—	$14
Currency forward contracts	Other accrued expenses	—	—	—	—
		$—	$14	$—	$14

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2014 (in millions):

		Fair Value Measures Using
	Balance Sheet Caption	Level 1	Level 2	Level 3	Total
Assets
Money market funds	Cash and cash equivalents	$106	$—	$—	$106
Interest rate swap agreements	Other assets	—	1	—	1
Currency forward contracts	Prepaid expenses and other current assets	—	3	—	3
Total		$106	$4	$—	$110
Liabilities
Interest rate swap agreements	Other accrued expenses	$—	$5	$—	$5
Currency forward contracts	Other accrued expenses	—	1	—	1
Total		$—	$6	$—	$6

Money market funds are recognized and measured at fair value in the Company’s financial statements. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers.

The Company uses currency forward contracts to manage its exposure to fluctuations in costs caused by variations in Indian Rupee (“INR”) exchange rates. These INR forward contracts are designated as cash flow hedges. The fair value of these currency forward contracts is determined using currency exchange market rates, obtained from reliable, independent, third party banks, at the balance sheet date. The fair value of forward contracts is subject to changes in currency exchange rates. The Company has no ineffectiveness related to its use of currency forward contracts in connection with INR cash flow hedges. The Company expects to reclassify in the next twelve months approximately $1 million from other comprehensive income (loss) into earnings related to the Company’s INR forward contracts.

The fair value of the trade name is categorized as Level 3, a non-recurring fair value measurement using significant unobservable inputs, and is estimated by discounted cash flows based on projected future revenues. This requires the use of various assumptions including projections of future cash flows, perpetual growth rates and discount rates. During the nine months ended September 30, 2014, the Company recorded a $339 million trade name impairment charge. See Notes 1 and 7 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liability will be settled in cash, approximate carrying values because of the short-term nature of these instruments. Derivative financial instruments are recorded at fair value. The fair value of the Company’s floating rate and fixed rate long-term debt (Level 2) is determined using actual market quotes and benchmark yields received from independent vendors.

The following table presents the carrying amount and estimated fair value of the Company’s debt, including the current portion and excluding the interest rate swaps, as of December 31, 2014 and September 30, 2015 (in millions):

	December 31, 2014		September 30, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Floating rate debt	$2,458	$2,431	$2,458	$2,456
Fixed rate debt	2,211	2,286	2,211	2,274

8. Equity:

On August 10, 2015, in anticipation of completing the merger with FIS, SunGard and SCCII’s boards of directors approved a modification to the 2014 and 2015 restricted stock unit (“RSU”) grants that had vesting tied to the price of SunGard’s and SCCII’s stock (“market-based vesting”) to (i) change the measurement date from the third anniversary of the date of grant to the date of the change in control (“CIC”), and (ii) to set the amount earned as of the measurement date to be 150% and 100% for RSUs granted in 2014 and 2015, respectively. The modification, which is contingent upon successful completion of the merger with FIS, is expected to impact RSU awards held by 428 people, and will result in approximately $10 million of incremental stock compensation expense to be recognized over the remaining service period, which, on a weighted-average basis, is 1.9 years. SunGard expects to record a catch-up adjustment of approximately $2 million upon the CIC, reflecting the expense from the date of the modification through the CIC.

A rollforward of SunGard’s non-controlling interest for the nine months ended September 30, 2015 is as follows (in millions):

	Non-controlling interest
	Temporary equity	Permanent equity	Total
Balances at December 31, 2014	$37	$1,490	$1,527
Net income	9	138	147
Purchase of treasury stock	—	(1)	(1)
Transfer intrinsic value of vested restricted stock units to temporary equity	7	—	7
Issuance of common and preferred stock	2	7	9
Cancellation of put options due to employee terminations	(11)	3	(8)
Balances at September 30, 2015	$44	$1,637	$1,681

A rollforward of SunGard’s non-controlling interest for the nine months ended September 30, 2014 follows (in millions):

	Non-controlling interest
	Temporary equity	Permanent equity	Total
Balances at December 31, 2013	$42	$1,741	$1,783
Net income	—	132	132
Purchase of treasury stock	—	(3)	(3)
Impact of exchange of SpinCo common stock for SCCII preferred stock	(1)	(428)	(429)
Impact of modification of SunGard Awards	(4)	—	(4)
Impact of modification of SpinCo Awards	(6)	—	(6)
Transfer intrinsic value of vested restricted stock units to temporary equity	8	—	8
Cancellation of put options due to employee terminations	(7)	5	(2)
Balances at September 30, 2014	$32	$1,447	$1,479

9. Income Taxes:

The effective income tax rates for the three month periods ended September 30, 2015 and 2014 were (33)% and 51%, respectively. The Company’s effective tax rate reflects changes in the mix of income or losses in jurisdictions with a wide range of tax rates, permanent differences between GAAP and local tax laws, the impact of valuation allowances, unrecognized tax benefits, and the timing of recording discrete items. For the three months ended September 30, 2015, the provision for income taxes includes a deferred income tax benefit of $33 million recorded as a discrete item related to the tax-over-book basis difference of a small business within the FS segment which was sold on October 1, 2015. Also for the period, the Company continued to generate losses in France which exceed the scheduled reversal of deferred tax liabilities. As a result, no benefit has been recorded for these losses for the three months ended September 30, 2015. Changes in the mix of income, losses in particular jurisdictions or the total amount of income for 2015 may significantly impact the estimated effective income tax rate for the year.

The tax rate for the three month period ended September 30, 2014 reflected a decrease in the expected full year effective tax rate due primarily to a change in the mix of income.

The effective income tax rates for the nine month periods ended September 30, 2015 and 2014 were 6% and 22%, respectively. The Company’s effective tax rate reflects changes in the mix of income or losses in jurisdictions with a wide range of tax rates, permanent differences between GAAP and local tax laws, the impact of valuation allowances, unrecognized tax benefits, and the timing of recording discrete items. For the nine months ended September 30, 2015, the provision for income taxes includes a deferred income tax benefit of $33 million recorded as a discrete item related to the tax-over-book basis difference of a small business within the FS segment which was sold on October 1, 2015, and a benefit of $10 million recorded as a discrete item for the reversal of a portion of the Company’s reserve for uncertain tax positions, triggered by a favorable decision received by the Company from an appellate body on a matter between the Company and a state taxing authority during the period. Also for the period, the Company continued to generate losses in France which exceed the scheduled reversal of deferred tax liabilities. As a result, no benefit has been recorded for these losses for the nine months ended September 30, 2015.

For the nine months ended September 30, 2014, the benefit for income taxes includes a benefit of $138 million recorded as a discrete item related to the impairment of the trade name, an expense of $48 million recorded as a discrete item due to changes in certain state deferred tax rates, primarily driven by the change in the legal entity ownership of the trade name caused by the AS Split-Off, and an expense of $9 million recorded as a discrete item to increase the valuation allowance on state net operating losses driven by the change in management’s judgment of their realizability due to the AS Split-Off.

In evaluating the realizability of deferred tax assets, management considered the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Changes in the mix of income, losses in particular jurisdictions or the total amount of income for 2015 may significantly impact the estimated effective income tax rate for the year.

10. Segment Information:

The Company’s measure of segment profit or loss is Adjusted EBITDA. Management believes Adjusted EBITDA is an effective tool to measure the Company’s operating performance since it excludes non-cash items, including depreciation (which includes amortization of capitalized software), amortization of acquisition-related intangible assets, trade name and goodwill impairment charges and stock compensation expense, and certain variable charges including severance and facility closure costs, management fees paid to the Sponsors and certain other costs. Management uses Adjusted EBITDA extensively to measure the financial performance of the Company and its reportable segments, and also to report the Company’s results to its board of directors. The Company uses a similar measure, as defined in SDS’s Credit Agreement, for purposes of computing its debt covenants. The operating results apply to each of SunGard, SCCII and SDS unless otherwise noted.

The operating results for the three and nine months ended September 30, 2015 and 2014 for each segment follow (in millions):

	Three Months Ended September 30, 2015
	FS	PS&E	Sum of segments	Corporate (1)	Total
Software	$230	$36	$266	$—	$266
SaaS and cloud	262	10	272	—	272
Services	154	10	164	—	164
Total revenue	$646	$56	$702	$—	$702
Adjusted EBITDA	$196	$16	$212	$(13)	$199
Depreciation (2)	29	2	31	—	31
Amortization of acquisition-related intangible assets	21	2	23	—	23
Capital expenditures	28	2	30	—	30

	Three Months Ended September 30, 2014
	FS	PS&E	Sum of segments	Corporate (1)	Total
Software	$235	$34	$269	$—	$269
SaaS and cloud	259	10	269	—	269
Services	143	10	153	—	153
Total revenue	$637	$54	$691	$—	$691
Adjusted EBITDA	$184	$17	$201	$(13)	$188
Depreciation (2)	24	3	27	1	28
Amortization of acquisition-related intangible assets	29	1	30	—	30
Capital expenditures	37	2	39	1	40

	Nine Months Ended September 30, 2015
	FS	PS&E	Sum of segments	Corporate (1)	Total
Software	$675	$105	$780	$—	$780
SaaS and cloud	790	29	819	—	819
Services	429	32	461	—	461
Total revenue	$1,894	$166	$2,060	$—	$2,060
Adjusted EBITDA	$543	$49	$592	$(40)	$552
Depreciation (2)	79	7	86	1	87
Amortization of acquisition-related intangible assets	61	4	65	—	65
Capital expenditures	74	9	83	2	85

	Nine Months Ended September 30, 2014
	FS	PS&E	Sum of segments	Corporate (1)	Total
Software	$674	$103	$777	$—	$777
SaaS and cloud	774	28	802	—	802
Services	407	31	438	—	438
Total revenue	$1,855	$162	$2,017	$—	$2,017
Adjusted EBITDA	$477	$50	$527	$(35)	$492
Depreciation (2)	70	6	76	3	79
Amortization of acquisition-related intangible assets	108	6	114	—	114
Capital expenditures	90	7	97	1	98

(1)	Corporate is included to reconcile each item to the total for the Company.

Reconciliation of consolidated Adjusted EBITDA to income (loss) from continuing operations before income taxes:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014		2015	2014		2015
Adjusted EBITDA (including corporate)	$188		199	$492		$552
Depreciation (2)	(28)		(31)	(79)		(87)
Amortization of acquisition-related intangible assets	(30)		(23)	(114)		(65)
Trade name impairment	—		—	(339)		—
Severance and facility closure costs	(17)	(3)	(3)	(24)	(4)	(7)	(5)
Stock compensation expense	(13)		(13)	(33)		(36)
Management fees	(3)		(2)	(6)		(6)
Other costs (included in operating income)	(2)		(7)	(14)		(8)
Interest expense, net	(73)		(72)	(219)		(213)
Loss on extinguishment of debt	—		—	(61)		—
Other income (expense)	—		—	—		1
Income (loss) from continuing operations before income taxes	$22		$48	$(397)		$131

(2)	Includes amortization of capitalized software

(3)	Includes $17 million of severance, primarily in FS

(4)	Includes $23 million of severance and $1 million of lease exit costs, primarily in FS

(5)	Includes $7 million of severance, primarily in FS

11. Employee Termination Benefits and Facility Closures:

The following table provides a rollforward of the liability balances for workforce reductions and facility closures for the nine months ended September 30, 2015 (in millions):

	Workforce-related	Facilities	Total
Balance at December 31, 2014	$12	$13	$25
Expense related to 2015 actions	10	—	10
Paid	(14)	(3)	(17)
Other adjustments	(4)	—	(4)
Balance at September 30, 2015	$4	$10	$14

The majority of the workforce-related actions are expected to be completed over the next 12 months. The facilities accruals are for ongoing obligations to pay rent for vacant space and are net of sublease reserves. The lengths of these obligations vary by lease with the majority ending in 2019.

12. Related Party Transactions:

Sponsor Transactions

In accordance with the Management Agreement between the Company and affiliates of the Sponsors, the Company recorded $2 million of management fees in sales, marketing and administration expenses for each of the three month periods ended September 30, 2014 and 2015 respectively. The Company recorded $6 million of management fees in sales, marketing and administration expenses for the nine month periods ended September 30, 2014 and 2015 respectively. In the nine months ended September 30, 2014, the Company recorded approximately $3 million of management fees in income (loss) from discontinued operations. At December 31, 2014 and September 30, 2015, the Company had accrued management fees due to Sponsors included in other accrued expenses of $3 million and $2 million, respectively.

For the nine months ended September 30, 2014, Goldman Sachs & Co. and/or its respective affiliates, received less than $1 million in connection with amendments to SunGard’s Credit Agreement.

In addition to the amounts above, on March 31, 2014 the Company recorded $15 million of management fees, which is included in income (loss) from discontinued operations, as provided in the Management Agreement for services rendered in connection with the issuance of the $1.025 billion SpinCo Term Loan and $425 million of SpinCo Notes. Also during the first quarter of 2014, the Company recorded $1 million of management fees which is included in income (loss) from discontinued operations resulting from the sale of two FS businesses.

AS Transactions

In connection with the Global Master Services Agreement (“GMSA”) with AS, the Company incurred expenses of $12 million and $13 million for services provided under the GMSA, most of which are included in cost of sales and direct operating, in the condensed consolidated statement of comprehensive income (loss) for each of the three months ended September 30, 2014 and 2015, respectively. The Company incurred expenses of $30 million and $20 million for services provided under the GMSA, most of which are included in cost of sales and direct operating, in the condensed consolidated statement of comprehensive income (loss) for the nine months ended September 30, 2015 and the six months ending September 30, 2014, respectively. At September 30, 2015, the Company had approximately $2 million of prepaid balances and recorded approximately $1 million of accounts payable due to AS under the GMSA. The Company has incurred a total of $58 million to date under the GMSA, and has a remaining commitment, which expires on March 31, 2016, of approximately $8 million.

In addition, for each of the three months ended September 30, 2014 and 2015, AS purchased certain data center outsourcing services and treasury products from FS, for which FS recognized revenue of approximately $1 million. For the six months ended September 30, 2014, AS purchased certain data center outsourcing services and treasury products from FS, for which FS recognized revenue of approximately $1 million. For the nine months ended September 30, 2015, AS purchased certain data center outsourcing services and treasury products from FS, for which FS recognized revenue of approximately $2 million. At September 30, 2015, the Company had recorded approximately $1 million of accounts receivable related to certain data center outsourcing and treasury products provided to AS.

13. Commitments and Contingencies:

The Company is presently a party to certain lawsuits arising in the ordinary course of its business. In the opinion of management, none of its current legal proceedings are expected to have a material impact on the Company’s business or financial results. The Company’s customer contracts generally include typical indemnification of customers, primarily for intellectual property infringement claims. Liabilities in connection with such obligations have not been material.

The Company has had patent infringement lawsuits filed against it or certain of its customers claiming that certain of its products infringe the intellectual property rights of others. Adverse results in these lawsuits may include awards of substantial monetary damages, costly royalty or licensing agreements, or limitations on the Company’s ability to offer certain features, functionalities, products, or services, and may also cause the Company to change its business practices, and require development of non-infringing products or technologies, which could result in a loss of revenues and otherwise harm the Company’s business. Also, certain agreements with previously owned businesses of the Company require indemnification to the new owners for certain matters as part of the sale of those businesses. At September 30, 2015, the Company does not have any significant accruals related to patent indemnification or infringement claims.

The Company evaluates, on a regular basis, developments in its legal matters. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated.

With respect to any current legal proceedings or claims pending against the Company for which it has not made an accrual, but for which it is reasonably possible that a loss may occur, the Company is unable to estimate a range of loss due to various reasons, including, among others: (1) that the proceedings are in early stages, (2) that there is uncertainty as to the outcome of pending appeals, motions, or settlements, (3) that there are significant factual issues to be resolved, and (4) that there are novel legal issues presented. Such legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company’s control. Based on current knowledge, the Company believes that the final outcome of the matters discussed above will not, individually or in the aggregate, have a material adverse effect on its business, consolidated financial position, results of operations, or cash flows. While the Company intends to vigorously defend these matters, in light of the uncertainties involved in such matters, there exists the possibility of adverse outcomes, and the final outcome of a particular matter could have a material adverse effect on results of operations or cash flows in a particular period.

The Company has recorded a reserve for unrecognized tax benefits and related accrued interest for certain matters. Also, the Company is under examination in various federal, state and local and foreign jurisdictions related to income and non-income tax matters. Based on current knowledge, the Company believes that resolution of these matters, giving recognition to the reserve for unrecognized tax benefits, will not have a materially adverse impact on its business, consolidated financial position, results of operations or cash flows.

The State of Delaware, Department of Finance, Division of Revenue (Unclaimed Property) and nine other states are currently conducting a joint examination of the books and records of certain wholly owned subsidiaries of the Company to determine compliance with the unclaimed property laws. Additionally, the Company has entered into voluntary disclosure agreements to address the potential unclaimed property exposure for certain entities not included in the scope of the ongoing unclaimed property examination. The potential exposure related to the examination and the voluntary disclosure programs is not currently determinable.

For approximately one week in August 2015, certain U.S. operations of a single SunGard customer were disrupted by an issue affecting its SunGard-hosted fund accounting platform that occurred following a recommended operating system update implemented by SunGard. The customer uses the platform for the processing of net asset values (NAVs) for certain mutual funds, exchange-traded funds and collective investment funds. No data was lost as a result of the incident. Delayed publication of NAVs or use of alternative NAVs may have affected some of the customer’s clients. No other SunGard customers were disrupted. SunGard continues to work with its customer in evaluating the possible impact of the event. However, at this preliminary stage, we are unable to determine the amount of costs or any other consequences we may be subject to as a result of this incident.

14. Supplemental Guarantor Condensed Consolidating Financial Statements:

SDS’ senior unsecured notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly-owned domestic subsidiaries of SDS (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SDS. None of the other subsidiaries of SDS, either direct or indirect, nor any of the Holding Companies, guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors and SunGard Holdco LLC also unconditionally guarantee the senior secured credit facilities. The Guarantors are subject to release under certain circumstances as described below.

The indentures evidencing the guarantees provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including upon the earliest to occur of:

•	The sale, exchange or transfer of the subsidiary’s capital stock or all or substantially all of its assets;

•	Designation of the Guarantor as an “unrestricted subsidiary” for purposes of the indenture covenants;

•	Release or discharge of the Guarantor’s guarantee of certain other indebtedness; or

•	Legal defeasance or covenant defeasance of the indenture obligations when provision has been made for them to be fully satisfied.

As a result of the AS Split-Off, all U.S. subsidiaries of AS were removed as guarantors as of March 31, 2014.

The following tables present the financial position, results of operations and cash flows of SDS (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2014 and September 30, 2015, and for the three and nine month periods ended September 30, 2014 and 2015, to arrive at the information for SDS on a consolidated basis. SunGard and SCCII are neither parties to nor guarantors of the debt issued as described in Note 5 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2014.

	Supplemental Condensed Consolidating Balance Sheet
(in millions)	December 31, 2014
	Parent	Guarantor		Non-Guarantor
	Company	Subsidiaries (c)		Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$202	$1		$244	$—	$447
Intercompany balances	—	3,049		500	(3,549)	—
Trade receivables, net	1	446	(a)	239	—	686
Prepaid expenses, taxes and other current assets	32	43		39	(2)	112
Total current assets	235	3,539		1,022	(3,551)	1,245
Property and equipment, net	—	94		58	—	152
Intangible assets, net	68	348		262	—	678
Trade name	—	672		—	—	672
Deferred income taxes	69	—		—	(69)	—
Intercompany balances	194	8		154	(356)	—
Goodwill	—	3,099		661	—	3,760
Investment in subsidiaries	8,039	1,366		—	(9,405)	—
Total Assets	$8,605	$9,126		$2,157	$(13,381)	$6,507
Liabilities and Stockholders’ Equity
Current:
Intercompany balances	$3,549	$—		$—	$(3,549)	$—
Accounts payable and other current liabilities	59	510		427	(2)	994
Total current liabilities	3,608	510		427	(3,551)	994
Long-term debt	4,529	—		140	—	4,669
Intercompany debt	162	—		194	(356)	—
Deferred and other income taxes	101	559		17	(69)	608
Other liabilities	—	18		13	—	31
Total liabilities	8,400	1,087		791	(3,976)	6,302
Total stockholders’ equity	205	8,039		1,366	(9,405)	205
Total Liabilities and Stockholders’ Equity	$8,605	$9,126		$2,157	$(13,381)	$6,507

(a)
This balance includes receivables related to the Company’s accounts receivable financing subsidiary, which is a non-guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $140 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.

	Supplemental Condensed Consolidating Balance Sheet
(in millions)	September 30, 2015
	Parent	Guarantor		Non-Guarantor
	Company	Subsidiaries		Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$317	$(1)		$275	$—	$591
Intercompany balances	—	3,422		479	(3,901)	—
Trade receivables, net	—	384	(b)	163	—	547
Prepaid expenses, taxes and other current assets	27	82		44	(8)	145
Assets held for sale	—	—		24	—	24
Total current assets	344	3,887		985	(3,909)	1,307
Property and equipment, net	1	94		47	—	142
Intangible assets, net	57	320		223	—	600
Trade name	—	672		—	—	672
Deferred income taxes	55	—		—	(55)	—
Intercompany balances	179	7		154	(340)	—
Goodwill	—	3,112		621	—	3,733
Investment in subsidiaries	8,432	1,380		—	(9,812)	—
Total Assets	$9,068	$9,472		$2,030	$(14,116)	$6,454
Liabilities and Stockholders’ Equity
Current:
Intercompany balances	$3,901	$—		$—	$(3,901)	$—
Accounts payable and other current liabilities	126	479		291	(8)	888
Liabilities related to assets held for sale	—	—		8	—	8
Total current liabilities	4,027	479		299	(3,909)	896
Long-term debt	4,529	—		140	—	4,669
Intercompany debt	161	—		179	(340)	—
Deferred and other income taxes	97	547		20	(55)	609
Other liabilities	—	14		12	—	26
Total liabilities	8,814	1,040		650	(4,304)	6,200
Total stockholders’ equity	254	8,432		1,380	(9,812)	254
Total Liabilities and Stockholders’ Equity	$9,068	$9,472		$2,030	$(14,116)	$6,454

(b)
This balance includes receivables related to the Company’s accounts receivable financing subsidiary, which is a non-guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $140 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.

	Supplemental Condensed Consolidating Schedule of Comprehensive Income (Loss)
(in millions)	Three Months Ended September 30, 2014
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenue	$—	$487	$298	$(94)	$691
Costs and expenses	27	387	276	(94)	596
Operating income (loss)	(27)	100	22	—	95
Net interest income (expense)	(69)	(1)	(3)	—	(73)
Net earnings (losses) of equity affiliates	83	10	—	(93)	—
Other income (expense)	—	(1)	1	—	—
Income (loss) from continuing operations before income taxes	(13)	108	20	(93)	22
Benefit from (provision for) income taxes	24	(25)	(10)	—	(11)
Income (loss) from continuing operations	11	83	10	(93)	11
Income (loss) from discontinued operations, net of tax	—	—	—	—	—
Net income (loss)	$11	$83	$10	$(93)	$11
Comprehensive income (loss)	$(43)	$40	$(35)	$(5)	$(43)

	Supplemental Condensed Consolidating Schedule of Comprehensive Income (Loss)
(in millions)	Three Months Ended September 30, 2015
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenue	$—	$500	$313	$(111)	$702
Costs and expenses	32	403	258	(111)	582
Operating income (loss)	(32)	97	55	—	120
Net interest income (expense)	(69)	—	(3)	—	(72)
Net earnings (losses) of equity affiliates	140	43	—	(183)	—
Other income (expense)	(2)	(1)	3	—	—
Income (loss) from continuing operations before income taxes	37	139	55	(183)	48
Benefit from (provision for) income taxes	30	(1)	(12)	—	17
Income (loss) from continuing operations	67	138	43	(183)	65
Income (loss) from discontinued operations, net of tax	—	2	—	—	2
Net income (loss)	$67	$140	$43	$(183)	$67
Comprehensive income (loss)	$51	$125	$27	$(152)	$51

	Supplemental Condensed Consolidating Schedule of Comprehensive Income (Loss)
(in millions)	Nine Months Ended September 30, 2014
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenue	$—	$1,437	$882	$(302)	$2,017
Costs and expenses	75	1,549	812	(302)	2,134
Operating income (loss)	(75)	(112)	70	—	(117)
Net interest income (expense)	(205)	(1)	(13)	—	(219)
Net earnings (losses) of equity affiliates	(50)	46	—	4	—
Other income (expense)	(61)	(1)	1	—	(61)
Income (loss) from continuing operations before income taxes	(391)	(68)	58	4	(397)
Benefit from (provision for) income taxes	92	17	(21)	—	88
Income (loss) from continuing operations	(299)	(51)	37	4	(309)
Income (loss) from discontinued operations, net of tax	(27)	1	9	—	(17)
Net income (loss)	$(326)	$(50)	$46	$4	$(326)
Comprehensive income (loss)	$(361)	$(118)	$23	$95	$(361)

All of the previously-issued interim financial statements included in Quarterly Reports on Form 10-Q for 2014 included an error in the Condensed Consolidated Statements of Comprehensive Income (Loss) related to the removal of the cumulative foreign currency translation loss associated with the AS businesses that were split-off on March 31, 2014. The removal of the cumulative foreign currency translation loss was reflected in the 2014 Supplemental Condensed Consolidated Schedule of Comprehensive Income (Loss). However, the inclusion of this item was not appropriate since it relates to the distribution of the AS businesses to the Company’s owners and should have been excluded from the 2014 Other Comprehensive Income according to GAAP. Management does not believe the error is material to any of the previously-issued financial statements. The table below shows the impact of the correction of this error for the nine months ended September 30, 2014 (in millions).

	Nine Months Ended September 30, 2014
	As Reported	As Revised
Comprehensive Income - Parent	$(436)	$(361)
Comprehensive Income - Guarantor	(151)	(118)
Comprehensive Income - Non-Guarantor	(26)	23
Comprehensive Income - Eliminations	177	95

	Supplemental Condensed Consolidating Schedule of Comprehensive Income (Loss)
(in millions)	Nine Months Ended September 30, 2015
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenue	$—	$1,480	$883	$(303)	$2,060
Costs and expenses	80	1,165	775	(303)	1,717
Operating income (loss)	(80)	315	108	—	343
Net interest income (expense)	(203)	—	(10)	—	(213)
Net earnings (losses) of equity affiliates	320	74	—	(394)	—
Other income (expense)	(2)	(1)	4	—	1
Income (loss) from continuing operations before income taxes	35	388	102	(394)	131
Benefit from (provision for) income taxes	93	(70)	(30)	—	(7)
Income (loss) from continuing operations	128	318	72	(394)	124
Income (loss) from discontinued operations, net of tax	—	2	2	—	4
Net income (loss)	$128	$320	$74	$(394)	$128
Comprehensive income (loss)	$70	$281	$35	$(316)	$70

	Supplemental Condensed Consolidating Schedule of Cash Flows
(in millions)	Nine Months Ended September 30, 2014
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$(326)	$(50)	$46	$4	$(326)
Income (loss) from discontinued operations	(27)	1	9	—	(17)
Income (loss) from continuing operations	(299)	(51)	37	4	(309)
Non cash adjustments	169	314	56	(4)	535
Changes in operating assets and liabilities	(59)	74	(19)	—	(4)
Cash flow from (used in) continuing operations	(189)	337	74	—	222
Cash flow from (used in) discontinued operations	(43)	52	25	—	34
Cash flow from (used in) operations (c)	(232)	389	99	—	256
Investment activities:
Intercompany transactions	191	(168)	51	(74)	—
Cash paid for acquired businesses, net of cash acquired	—	(4)	—	—	(4)
Cash paid for property and equipment and software	(1)	(62)	(35)	—	(98)
Cash provided by (used in) continuing operations	190	(234)	16	(74)	(102)
Cash provided by (used in) discontinued operations	1,041	(41)	(993)	—	7
Cash provided by (used in) investment activities	1,231	(275)	(977)	(74)	(95)
Financing activities:
Intercompany dividends	—	(37)	(37)	74	—
Net repayments of long-term debt	(1,269)	—	(62)	—	(1,331)
Other financing activities	(18)	—	—	—	(18)
Cash provided by (used in) continuing operations	(1,287)	(37)	(99)	74	(1,349)
Cash provided by (used in) discontinued operations	—	(80)	967	—	887
Cash provided by (used in) financing activities	(1,287)	(117)	868	74	(462)
Effect of exchange rate changes on cash	—	—	(9)	—	(9)
Increase (decrease) in cash and cash equivalents	(288)	(3)	(19)	—	(310)
Beginning cash and cash equivalents (d)	403	2	301	—	706
Ending cash and cash equivalents	$115	$(1)	$282	$—	$396

(c)
Cash flows from (used in) operations for the Parent Company and Guarantor Subsidiaries do not include any amounts related to their respective stand-alone income tax liabilities as the Company has not historically cash settled the intercompany balances associated with the push down of such liabilities to the Guarantor Subsidiaries. During the nine months ended September 30, 2014, the Parent Company allocated approximately $126 million of tax liabilities to its Guarantor Subsidiaries. During the three months ended March 31, 2014, the Parent Company and the Guarantor Subsidiaries decided to effect a non-cash settlement of the accumulated income tax receivable and payable balances in the amount of approximately $1.5 billion. Therefore, these transactions are not reflected in the Condensed Consolidating Statement of Cash Flows presented above.

(d)	Includes cash of discontinued operations.

	Supplemental Condensed Consolidating Schedule of Cash Flows
(in millions)	Nine Months Ended September 30, 2015
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$128	$320	$74	$(394)	$128
Income (loss) from discontinued operations	—	2	2	—	4
Income (loss) from continuing operations	128	318	72	(394)	124
Non cash adjustments	(253)	(29)	60	394	172
Changes in operating assets and liabilities	(61)	138	(50)	—	27
Cash flow from (used in) continuing operations	(186)	427	82	—	323
Cash flow from (used in) discontinued operations	—	—	—	—	—
Cash flow from (used in) operations (e)	(186)	427	82	—	323
Investment activities:
Intercompany transactions	356	(293)	49	(112)	—
Cash paid for acquired businesses, net of cash acquired	—	(21)	(4)	—	(25)
Cash paid for property and equipment and software	(2)	(59)	(24)	—	(85)
Other investing activities	—	—	1	—	1
Cash provided by (used in) continuing operations	354	(373)	22	(112)	(109)
Cash provided by (used in) discontinued operations	—	—	1	—	1
Cash provided by (used in) investment activities	354	(373)	23	(112)	(108)
Financing activities:
Intercompany dividends	—	(56)	(56)	112	—
Other financing activities	(53)	—	(1)	—	(54)
Cash provided by (used in) continuing operations	(53)	(56)	(57)	112	(54)
Cash provided by (used in) discontinued operations	—	—	—	—	—
Cash provided by (used in) financing activities	(53)	(56)	(57)	112	(54)
					—
Effect of exchange rate changes on cash	—	—	(13)	—	(13)
Increase (decrease) in cash and cash equivalents	115	(2)	35	—	148
Beginning cash and cash equivalents	202	1	244	—	447
Ending cash and cash equivalents (f)	$317	$(1)	$279	$—	$595

(e)
Cash flows from (used in) operations for the Parent Company and Guarantor Subsidiaries do not include any amounts related to their respective stand-alone income tax liabilities as the Company has not historically cash settled the intercompany balances associated with the push down of such liabilities to the Guarantor Subsidiaries. During the nine months ended September 30, 2015, the Parent Company allocated approximately $117 million of tax liabilities to its Guarantor Subsidiaries.

(f)	Includes $4 million of Non-Guarantor cash reflected in assets held for sale.